Exhibit 2A

STATE OF NEVADA

BARBARA K. CEGAVSKE

Secretary of State 202 N. Carson Street Telephone (775) 684-5708 Fax (775) 684-7138	Commercial Recordings Division Carson City, NV 89701

Deputy Secretary for Commercial Recordings	OFFICE OF THE SECRETARY OF STATE	2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

KIMBERLEY PERONDI		North Las Vegas City Hall

Business Entity - Filing Acknowledgement

06/15/2020
Work Order Item Number:	W2020061501576 - 635529
Filing Number:	20200726015
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	06/15/2020 15:01:04 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E7260162020-4	Entity Name: SKYBOX SPORTS NETWORK INC.

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

LEGALINC CORPORATE SERVICES INC.

1810 E SAHARA AVE STE 215, Las Vegas, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division

202 N. Carson Street

STATE OF NEVADA

BARBARA K. CEGAVSKE

Secretary of State Carson City, NV 89701202 Telephone (775) 684-5708 Fax (775) 684-7138	Commercial Recordings Division N. Carson Street

Deputy Secretary for Commercial Recordings	OFFICE OF THE SECRETARY OF STATE	2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

KIMBERLEY PERONDI		North Las Vegas City Hall

Business Entity - Filing Acknowledgement

06/15/2020
Work Order Item Number:	W2020061501576 - 635530
Filing Number:	20200726017
Filing Type:	Initial List
Filing Date/Time:	06/15/2020 15:01:05 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E7260162020-4	Entity Name: SKYBOX SPORTS NETWORK INC.

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

LEGALINC CORPORATE SERVICES INC.

1810 E SAHARA AVE STE 215, Las Vegas, NV 89104, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division

202 N. Carson Street

BARBARA K. CEGAVSKE	Filed in the Office of	Business Number E7260162020-4
Secretary of State		Filing Number
202 North Carson Street		20200726015
Carson City, Nevada 89701-4201	Secretary of State	Filed On
(775) 684-5708	State Of Nevada	06/15/2020 15:01:04 PM
Website: www.nvsos.gov		Number of Pages
www.nvsilverflume.gov		2

Formation - Profit Corporation
☑	NRS 78 - Articles of Incorporation Profit Corporation	☐	NRS 80 - Foreign Corporation	☐	NRS 89 - Articles of Incorporation Professional Corporation
☐ 78A Formation - Close Corporation
(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________________________________________________________________________________________________ a close corporation (NRS 78A)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	SKYBOX SPORTS NETWORK INC.

2. Registered Agent for Service of Process: (Check only one box)	☑ Commercial Registered Agent (name only below) ☐	Noncommercial Registered Agent (name and address below)	☐	Office or position with Entity (title and address below)
LEGALINC CORPORATE SERVICES INC.
Name of Registered Agent OR Title of Office or Position with Entity
	1810 E SAHARA AVE STE 215	Las Vegas	Nevada	89104
	Street Address	City		Zip Code
Nevada
	Mailing Address (If different from street address)	City		Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.
	X	PATTY SCLIMENTI	06/15/2020
		Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors	☐ Yes OR ☑ No

4. Names and Addresses of the Board of Directors/Trustees or Stockholders

(NRS 78: Board of Directors/Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1)	RONALD FREDERICKSON
	Name
	6351 HINSON ST STE C	LAS VEGAS	NV	89118
	Address	City	State	Zip Code

5. Jurisdiction of Incorporation: (NRS 80 only)	5a. Jurisdiction of incorporation:	5b.	I declare this entity is in good standing in the jurisdiction of incorporation.	☐

Page 1 of 2 Pages

BARBARA K. CEGAVSKE
Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201	Formation - profit Corporation Continued, Page 2
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting “Yes” you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field.	Yes ☐

7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	SPORTS STREAMING INFORMATION SERVICE, AND ANY OTHER LEGAL BUSINESS THE COMPANY CHOOSES TO ENGAGE IN.

8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value:	75000000	Par value: $	0.0001

	Number of preferred shares with Par value:	0	Par value: $	0

	Number of shares with no par value:	0

	If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.

9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80.
Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

	RONALD FREDERICKSON		United States
	Name		Country
	6351 HINSON ST STE C	Las Vegas	NV	89118
	Address	City	State	Zip/Postal Code

	X RONALD FREDERICKSON	(attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING
Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Page 2 of 2 Pages

BARBARA K. CEGAVSKE
Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201	Formation - profit Corporation Continued, Page 2
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting “Yes” you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field.	Yes ☐

7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	SPORTS STREAMING INFORMATION SERVICE, AND ANY OTHER LEGAL BUSINESS THE COMPANY CHOOSES TO ENGAGE IN.

8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value:	0	Par value: $	0

	Number of preferred shares with Par value:	0	Par value: $	0

	Number of shares with no par value:	0

	If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.

9. Name and Signature of: Officer making the statement Authorized Signer for NRS 80.
Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89-Each Organizer/Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

	RONALD FREDERICKSON		United States
	Name		Country
	6351 HINSON ST STE C	Las Vegas	NV	89118
	Address	City	State	Zip/Postal Code

	X RONALD FREDERICKSON	(attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING
Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Page 2 of 2 Pages

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Initial List and State Business License Application
Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

SKYBOX SPORTS NETWORK INC.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: Read instructions before completing and returning this form.

Please indicate the entity type (check only one):

☑	Corporation	Filed in the Office of	Business Number E7260162020-4
☐	This corporation is publicly traded, the Central Index Key number is:		Filing Number 20200726017
☐	Nonprofit Corporation (see nonprofit sections below)	Secretary of State State Of Nevada	Filed On 06/15/2020 15:01:05 PM
Number of Pages 2
☐	Limited-Liability Company

☐	Limited Partnership

☐	Limited-Liability Partnership

☐	Limited-Liability Limited Partnership (if formed at the same time as the Limited Partnership)

☐	Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

☐	001 - Governmental Entity

☐	006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number
For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below.

☐	Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee.
Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

	☐ Unit-owners’ Association ☐	Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)
For nonprofit entities formed under NRS Chapter 82 and 80:Charitable Solicitation Information - check applicable box Does the Organization intend to solicit charitable or tax deductible contributions?

☐	No - no additional form is required

☐	Yes - the *Charitable Solicitation Registration Statement* is required.

☐	The Organization claims exemption pursuant to NRS 82A 210 - the *Exemption From Charitable Solicitation Registration Statement* is required

**Failure to include the required statement form will result in rejection of the filing and could result in late fees.**

Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:
CORPORATION, INDICATE THE PRESIDENT:
RONALD FREDERICKSON	USA
Name	Country
6351 HINSON ST STE C	LAS VEGAS	NV	89118
Address	City	State Zip/Postal Code
CORPORATION, INDICATE THE TREASURER:
RONALD FREDERICKSON	USA
Name	Country
6351 HINSON ST STE C	LAS VEGAS	NV	89118
Address	City	State Zip/Postal Code
CORPORATION, INDICATE THE SECRETARY:
RONALD FREDERICKSON	USA
Name	Country
6351 HINSON ST STE C	LAS VEGAS	NV	89118
Address	City	State Zip/Postal Code
CORPORATION, INDICATE THE DIRECTOR:
RONALD FREDERICKSON	USA
Name	Country
6351 HINSON ST STE C	LAS VEGAS	NV	89118
Address	City	State Zip/Postal Code

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State.

X PATTY SCLIMENTI	Incorporator	06/15/2020

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer FORM WILL BE RETURNED IF UNSIGNED	Title	Date

Revised: 1/1/2019

SECRETARY OF STATE

STATE OF NEVADA

Barbara K. Cegavske

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that SKYBOX SPORTS NETWORK INC. did, on 06/15/2020, file in this office the original Articles of Incorporation For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/15/2020.

BARBARA K. CEGAVSKE

Secretary of State

Certificate Number: B20200615860044

You may verify this certificate

online at http://www.nvsos.gov

SECRETARY OF STATE

THE GREAT SEAL OF THE STATE OF NEVADA

ALL FOR OUR COUNTRY

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

SKYBOX SPORTS NETWORK INC.

Nevada Business Identification # NV20201807046

Expiration Date: 06/30/2021

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/15/2020.

Certificate Number: B20200615860045 You may verify this certificate online at http://www.nvsos.gov	BARBARA K. CEGAVSKE Secretary of State